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                                                                      Exhibit 99

                                      P&G

                                                    THE PROCTER & GAMBLE COMPANY
NEWS RELEASE                                        One P&G Plaza
                                                    Cincinnati, OH 45202


                                                          FOR IMMEDIATE RELEASE

              WELLA AG AND PROCTER & GAMBLE ENTER INTO A DOMINATION
                          AND PROFIT TRANSFER AGREEMENT

         CINCINNATI, USA, and DARMSTADT, GERMANY - April 26, 2004 - Wella AG (FSE: WAD) and The Procter & Gamble Holding GmbH & Co Operations oHG (P&G), a wholly owned subsidiary of The Procter & Gamble Company (NYSE: PG), announced today they have concluded a domination and profit transfer agreement. The conclusion of the agreement was approved by Wella AG's Supervisory Board. The agreement is subject to approval by Wella AG's annual general meeting (AGM).

         P&G will gain control of Wella AG as defined under Sections 291 et seq. of the German Stock Corporation Act (Aktiengesetz; "AktG"), following the registration of the agreement with the commercial register. Under the agreement, P&G is entitled to give instructions to the Management Board of Wella AG. Additionally, profits of Wella AG will be transferred to P&G. As required by German law, P&G and Wella jointly filed an application to appoint an independent contract auditor with the German Regional Court in Darmstadt, Germany, on March
1. The court appointed Ernst & Young AG Wirtschaftsprufungsgesellschaft (E&Y).

         The decision by P&G to proceed with the domination and profit transfer agreement process at this time was made in response to a request from Wella AG's Management Board. The domination and profit transfer agreement will strengthen collaboration efforts between Wella AG and P&G. This step will make it possible to provide Wella employees with long-term prospects and continue the already reliable partnerships with Wella's customers. Following the Wella

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Consumer Hair Care licensing agreement with P&G, intended to leverage P&G's core competencies in this area, Wella will be positioned to fully leverage their expertise and leadership in their core competency areas within the P&G group. Therefore, the conclusion of a domination and profit transfer agreement is in the interest of Wella AG.

         The Wella Management Board believes the agreement will ease operational decision making, improving Wella's ability to respond more effectively to future market demands. P&G anticipates that the agreement will create greater efficiency in achieving previously stated business plans and collaboration synergies. Additionally, the domination and profit transfer agreement will improve knowledge transfers between the two companies.

         As required by German law, P&G will make a cash offer (Barabfindung) for all outstanding shares to Wella AG minority shareholders. The offer reflects the assessment of PricewaterhouseCoopers GmbH Wirtschaftsprufungsgesellschaft
(PwC) which assists Wella and P&G in determining the cash consideration and the annual compensation payment (jahrliche Ausgleichszahlung).

         The cash offer will amount to Euro 72.86 per share for both ordinary and preference shares based on the three month average preference share price preceding this announcement. Due to the extremely limited free float in ordinary shares and due to a lack of sufficient ordinary share trading volume during the three months preceding this announcement, a three month ordinary share stock price average has no relevance in determining the cash offer for ordinary shares. According to PwC, the enterprise value per share is Euro 69.27 and therefore clearly below the cash offer for outstanding shares. This enterprise value per share was determined according to Standard 1 issued by the German Institute of Auditors (Institut der Wirtschaftsprufer in Deutschland e.V.; IDW
S1).

         As an alternative to the cash offer, minority shareholders of Wella AG have the option to receive a fixed annual compensation payment of Euro 3.81 per ordinary share and Euro 3.83 per preference share from P&G based on the prospective profits derived from the enterprise value according to IDW S 1.


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         The fairness of both the cash offer and the annual compensation payment to be offered by P&G pursuant to Sections 304 and 305 AktG are under review of the court appointed auditor, E&Y.

         The Wella Management Board will reschedule its AGM from May 13, 2004 to June 8, 2004 as a result of the agreement announced today. Due to the legally required notice period and to avoid two subsequent general meetings, this action is necessary in order to add a shareholder vote on the domination and profit transfer agreement to the previously announced AGM agenda.



ABOUT WELLA
         Founded in 1880, Wella is a leading beauty care company selling its products in more than 150 countries. The company's three divisions include professional hair care, retail hair care, and cosmetics and fragrances. Some of its well-known brands include Wella(R), Koleston(R), Sebastian(R), Graham Webb(R) and High Hair(R) professional hair care lines; Wellaflex(R), ShockWaves(R), Ultra Sheen(R), and Wella Vivality(R) consumer retail hair care products; Gucci(R), Rochas(R), Escada(R) and Montblanc(R) fragrances. For more information, please visit the website at www.wella.com.

ABOUT P&G
         P&G markets a range of well-known beauty and health care brands including: Pantene(R), Head & Shoulders(R), Olay(R), Clairol Nice`n Easy(R), Herbal Essences(R), Cover Girl(R), Max Factor(R), Noxzema(R), Old Spice(R), Hugo Boss(R), Crest(R), Vicks(R), Actonel(R), PUR(R) and more. P&G employs nearly 98,000 people in more than 80 countries. For more information please visit the website at www.pg.com.

         All statements, other than statements of historical fact included in this release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this release, there are certain

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factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which the company has chosen to focus; (2) successfully executing, managing and integrating key acquisitions (including approval of the Domination and Profit Transfer Agreement with Wella) and completing planned divestitures on expected timing (including Sunny Delight and Punica), (3) the ability to manage and maintain key customer relationships; (4) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (5) the ability to successfully manage regulatory, tax and legal matters (including product liability matters), and to resolve pending matters within current estimates; (6) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including successful completion of the company's outsourcing projects; (7) the ability to successfully manage currency (including currency issues in volatile countries),interest rate and certain commodity cost exposures; (8) the ability to manage the continued global political and/or economic uncertainty, especially in the company's significant geographical markets, as well as any political and/or economic uncertainty due to terrorist activities; and (9) the ability to successfully manage increases in the prices of raw materials used to make the company's products. If the company's assumptions and estimates are incorrect or do not come to fruition, or if the company does not achieve all of these key factors, then the company's actual results might differ materially from the forward-looking statements made herein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

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P&G MEDIA CONTACTS:
Global Contact:  Mr. Brent Miller, +1.513.983.6974 or
P&G Corporate Media Center
         In the U.S.:      1.866.PROCTER or 1.866.776.2837
         International:    +1.513.945.9087

WELLA MEDIA CONTACT:
Global Contact:  Ms. Birgit Klesper, 49.6151.343.440

P&G INVESTOR RELATIONS CONTACT:
Global Contact:  Mr. Thomas Tippl, +1.513.983.2414

WELLA INVESTOR RELATIONS CONTACT:
Global Contact:    Dr. Dietmar Scheja, +49.6151.34.3876